HireQuest Reports Financial Results for the Fourth Quarter and Full-Year 2020

Full-Year EPS of $0.39 per Diluted Share and Cash Flow of More than $9 Million;
Scaling Profitable Business Model – Adding 67 New Franchised Locations and 10 Licensed Locations Through Accretive Acquisitions

GOOSE CREEK, South Carolina – March 25, 2021 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of on-demand, temporary, and commercial staffing services, today reported financial results for the fourth quarter and year ended December 31, 2020.

Full-Year 2020 Financial Summary
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Franchise royalties of $12.8 million compared to $14.7 million in the prior year, a decrease of 12.8%.
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Services revenue, including interest paid on aging accounts receivable, of $1.0 million compared to $1.2 million in the prior year, a decrease of 15.5%.
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Total revenue of $13.8 million compared to $15.9 million in the prior year, a decrease of 13.0%.
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Net Income was $5.4 million, or $0.39 per diluted share, compared to a net loss of $290,000, or $(0.03) per share last year.
Subsequent to Year End
●
Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock to be paid on March 15, 2021 to shareholders of record as of March 1, 2021. The company intends to pay quarterly cash dividends on its common stock each year in March, June, September and December, subject to final approval by the Board of Directors each quarter after its review of the Company’s financial performance each quarter.
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Completed the acquisition of certain assets of Snelling Staffing for approximately $17.3 million, before working capital adjustments.
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Acquired the franchised operations of LINK Staffing for approximately $11.1 million exclusive of working capital.
Fourth Quarter 2020 Financial Summary
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Franchise royalties of $3.2 million compared to $5.4 million in the prior year period, a decrease of 40.2%.
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Services revenue, including interest paid on aging accounts receivable, of $176,000 compared to $476,000 in the prior year period, a decrease of 63.0%.
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Total revenue of $3.4 million compared to $5.9 million in the prior year period, a decrease of 42.0%.
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Net Income was $1.4 million, or $0.10 per diluted share, compared to net income of $3.5 million, or $0.26 per share last year.
●
Paid quarterly cash dividend of $0.05 per share.

System-wide sales1 for 2020 were $210.9 million compared to $241.6 million for 2019. For the fourth quarter of 2020, system-wide sales1 were $54.8 million. The decrease is related to the economic slowdown due to COVID-19.

“HireQuest continues to generate profits and free cash flow, bolstering our strong balance sheet and enabling both dividends and accretive acquisitions, despite the ongoing challenges related to the pandemic,” commented Rick Hermanns, HireQuest’s President and Chief Executive Officer. “The decrease in attendance at sporting events, and the elimination of concerts, auto auctions, and other major events continues to have a pronounced impact on our franchises. To date, our franchisees have moved quickly and judiciously to minimize the impact and navigate these unprecedented challenges. At the corporate level, we have experienced a significant decrease in system-wide sales and royalty revenues, but the impact on our bottom line has been less pronounced due to the asset light-nature of our business model. Overall, we have weathered the storm extremely well.”

“As a result, we have been able to leverage the advantages of our business model and our balance sheet to grow our business through strategic acquisitions,” added Mr. Hermanns. “We recently closed the acquisition of Snelling Staffing, adding 38 franchised locations, 4 licensed locations, and integrating the 70-year-old tradename of Snelling. We also closed the acquisition of LINK Staffing, adding another 29 franchised and 6 licensed locations. In the aggregate, these two acquisitions add substantial scale. These franchised and licensed locations accounted for $133 million in system-wide sales in 2020 and meaningfully expand our national presence. Additionally, both Snelling and LINK specialize in traditional commercial staffing, giving us a second lucrative franchising revenue stream. Going forward, we will be able to sell franchises for both on-demand and commercial staffing models, while maintaining significant scale to create operational efficiency and facilitating the acquisition of national accounts to support our franchisees.”

“To further mitigate risk and take advantage of our scale, we divested the licensed locations, all in California, to a third party who has agreed to pay a perpetual royalty fee for the use of the Snelling and LINK trademarks,” added Mr. Hermanns. “Between this transaction, the sale of certain branches, the sale of $5.3 million of notes receivable, and the cash flow generated by these acquisitions, we have paid off our line of credit and are in a net cash-positive position again. Most importantly the company is well positioned to benefit from a post-pandemic return to economic normalcy. When that happens, and we don’t know when, we should experience tremendous earnings leverage with our expanded platform.”

Fourth Quarter 2020 Financial Results

The company’s total revenue is calculated by aggregating its revenue derived from franchise royalties and service revenue. Franchise royalties are the royalties earned from franchisees primarily on the basis of their sales to their customers. Service revenue consists of interest charged to franchisees on overdue accounts and other fees for optional services we provide our franchisees.

Franchise royalties in the fourth quarter of 2020 were $3.2 million compared to $5.4 million in the year-ago quarter, a decrease of 40.2%. Service revenue was $176,000 compared to $476,000 in the prior-year quarter, a decrease of 63.0%. Total revenue in the fourth quarter of 2020 was $3.4 million compared to $5.9 million in the year-ago quarter, a decrease of 42.0%.

Selling, general and administrative (“SG&A”) expenses in the fourth quarter of 2020 were $2.2 million compared to $3.1 million for the fourth quarter last year. The fourth quarter of 2019 included approximately $0.5 million of non-recurring, merger-related expenses. The decrease in SG&A was also driven by a decrease in expenses related to workers’ compensation costs and bad debt.

Net Income in the fourth quarter of 2020 was $1.4 million, or $0.10 per diluted share, compared to net income of $3.5 million, or $0.26 per diluted share, in the fourth quarter last year (excluding a loss of $315,000, or $(0.02) per diluted share, in discontinued operations. The fourth quarter of 2020 did not include any discontinued operations.

Full Year 2020 Financial Results

Franchise royalties for the full year 2020 were $12.8 million compared to $14.7 million in the prior year, a decrease of 12.8%. Service revenue was $1.0 million compared to $1.2 million in the prior year, a decrease of 15.5%.

Total revenue for the full year 2020 was $13.8 million compared to $15.9 million in the prior year, a decrease of 13.0%. This decrease is primarily due to the economic shutdown caused by COVID-19.

Selling, general and administrative (“SG&A”) expenses for the full year 2020 were $8.7 million compared to $12.7 million for the prior year, a decrease of 31.5%. The decrease in SG&A was primarily due to the absence of merger-related expenses in 2020. 2019 included approximately $5.1 million of non-recurring, merger-related expenses. The decrease was partially offset by an increase in stock-based compensation and a reserve placed on notes receivable that the company issued to finance the sale of offices acquired in its merger in 2019. This reserve is directly related to the negative impact COVID-19 has had on the economy, the financial condition of the company’s borrowers and the value of the underlying collateral.

Net Income for the full year 2020 was $5.4 million, or $0.39 per diluted share, compared to a net loss of $290,000, or $(0.03) per diluted share, in the prior year. In 2019, the net loss from continuing operations, which excluded discontinued operations, was $505,000, or $(0.05) per diluted share. 2020 did not include any discontinued operations.

Balance Sheet and Capital Structure

Cash was $13.7 million as of December 31, 2020, compared to $4.2 million as of December 31, 2019.

Total assets were $49.1 million as of December 31, 2020, and total liabilities were $12.7 million.

On December 15, 2020, the company paid a quarterly cash dividend of $0.05 per share of common stock to shareholders of record as of December 1, 2020. The company intends to pay a $0.05 cash dividend on a quarterly basis, based on its business results and financial position.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:
Thursday, March 25, 2021
Time:
4:30 p.m. Eastern time (2:30 p.m. Mountain time)
Toll-free dial-in number:
1-877-545-0320
International dial-in number:
1-973-528-0016
Entry Code:
904518

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at https://www.webcaster4.com/Webcast/Page/2359/40349 and via the investor relations section of HireQuest’s website at www.hirequest.com.

A replay of the conference call will be available through April 8, 2021.

Toll-free replay number:
1-877-481-4010
International replay number:
1-919-882-2331
Replay Passcode:
40349

About HireQuest

HireQuest, Inc. is a nationwide franchisor that provides on-demand labor and commercial staffing solutions in the light industrial, blue-collar, and commercial segments of the staffing industry for HireQuest Direct, HireQuest, Snelling, and LINK franchised offices across the United States. Through its national network of over 200 franchisee-owned offices in more than 35 states and the District of Columbia, HireQuest provides employment for approximately 60,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, clerical, medical, travel, and event services. For more information, visit www.hirequest.com.

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future revenue, franchise sales, system-wide sales, and the growth thereof; operating results; anticipated benefits of the acquisition of Snelling and/or LINK., or the conversion of Snelling’s corporate offices to the franchise model; intended office openings; expectations of the effect on our financial condition of claims and litigation; strategies for customer retention and growth; strategies for risk management; and all other statements that are not purely historical and that may constitute statements of future expectations. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; the effects of any global pandemic including the impact of the novel coronavirus disease ("COVID-19"); the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following the acquisitions of Snelling and LINK; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Company Contact:
Investor Relations Contact:
HireQuest, Inc.
Hayden IR
Cory Smith, CFO
Brett Maas
(800) 835-6755
(646) 536-7331
Email: Cssmith@hirequest.com
Email: brett@haydenir.com

-- Tables Follow --
1 Refer to “Supplemental Operating Metrics” section at the end of this press release for a definition and additional details regarding System-wide sales
2 Based on a closing stock price of $10.12 on December 15, 2020

HireQuest, Inc.
Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$ 13,667,434	$ 4,187,450
Accounts receivable, net of allowance for doubtful accounts	21,344,499	28,201,279
Notes receivable	2,178,299	3,419,458
Prepaid expenses, deposits, and other assets	344,091	188,560
Prepaid workers' compensation	1,434,583	822,938
Other assets	-	201,440
Total current assets	38,968,906	37,021,125
Property and equipment, net	3,193,379	1,900,686
Deferred tax asset	79,379	-
Intangible assets, net	342,697	-
Notes receivable, net of current portion and reserve	5,887,229	7,990,251
Total assets	$ 49,095,042	$ 46,912,062
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 457,490	$ 253,845
Other current liabilities	1,322,764	1,893,846
Accrued benefits and payroll taxes	743,431	1,113,904
Due to affiliates	67,398	-
Due to franchisees	3,228,777	3,610,596
Risk management incentive program liability	858,482	1,811,917
Workers' compensation claims liability	2,777,734	2,327,869
Total current liabilities	9,456,076	11,011,977
Workers' compensation claims liability, net of current portion	1,806,334	1,516,633
Franchisee deposits	1,468,359	1,412,924
Deferred tax liability	-	1,688,446
Total liabilities	12,730,769	15,629,980
Commitments and contingencies
Stockholders' equity
Preferred stock - $0.001 par value, 1,000,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000,000 shares authorized; 13,628,675 and 13,518,036 shares issued, respectively	13,629	13,518
Additional paid-in capital	28,811,389	27,584,610
Treasury stock, at cost - 33,092 and -0- shares, respectively	(146,465)	-
Retained earnings	7,685,720	3,683,954
Total stockholders' equity	36,364,273	31,282,082
Total liabilities and stockholders' equity	$ 49,095,042	$ 46,912,062

HireQuest, Inc.
Consolidated Statements of Income

	Three months ended		Year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(unaudited)	(unaudited)
Franchise royalties	$ 3,229,658	$ 5,396,922	$ 12,792,793	$ 14,673,636
Service revenue	175,817	475,748	1,016,332	1,202,824
Total revenue	3,405,475	5,872,670	13,809,125	15,876,460
Selling, general and administrative expenses	2,158,276	3,131,312	8,700,446	12,692,297
Depreciation and amortization	32,528	324,502	129,182	400,132
Income (loss) from operations	1,214,671	2,416,856	4,979,497	2,784,031
Other miscellaneous income	238,365	(616)	1,170,619	751,077
Interest and other financing expense	(10,490)	(37,748)	(49,664)	(559,585)
Net income before income taxes	1,442,546	2,378,492	6,100,452	2,975,523
Provision (benefit) for income taxes	86,446	(1,399,406)	741,038	3,480,996
Income (loss) from continuing operations	1,356,100	3,777,898	5,359,414	(505,473)
Income from discontinued operations, net of tax	-	(315,067)	-	215,494
Net income (loss)	$ 1,356,100	$ 3,462,831	$ 5,359,414	$ (289,979)

Basic earnings per share
Continuing operations	$ 0.10	$ 0.28	$ 0.40	$ (0.05)
Discontinued operations	-	(0.02)	-	0.02
Total	$ 0.10	$ 0.26	$ 0.40	$ (0.03)

Diluted earnings per share
Continuing operations	$ 0.10	$ 0.28	$ 0.39	$ (0.04)
Discontinued operations	-	(0.02)	-	0.02
Total	$ 0.10	$ 0.26	$ 0.39	$ (0.03)

Weighted average shares outstanding
Basic	13,589,006	13,488,436	13,542,403	11,588,776
Diluted	13,731,644	13,490,636	13,654,128	11,588,776

HireQuest, Inc.
Supplemental Operating Metrics

1 Management sometimes refers to total sales generated by its franchisees as “franchise sales.” Management also sometimes refers to sales at offices that were owned and operated by the company, not by one of its franchisees, as "company-owned sales," all of which were sold as of September 29, 2019. Sales at company-owned offices are reflected net of costs, expenses, and taxes associated with those sales on the company’s financial statements as “Income from discontinued operations, net of tax.” The sum of franchise sales and company-owned sales is referred to as “system-wide sales,” a non-GAAP operating performance metric. In other words, system-wide sales include sales at all offices, whether owned and operated by the company or by its franchisees. While the company does not record franchise sales as revenue, management believes that information on system-wide sales is important to understanding the company’s financial performance because those sales are the basis on which the company calculates and records franchise royalty revenue, are directly related to interest charged on overdue accounts, which the company records under service revenue, and are indicative of the financial health of the franchisee base.